SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                   FORM 8-A/A

                                (AMENDMENT NO. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                TECO ENERGY, INC.
             (Exact name of registrant as specified in its charter)


           FLORIDA                                        59-2052286
(State of Incorporation or                             (I.R.S. Employer
        organization)                                Identification No.)


Teco Plaza, 702 North Franklin Street, Tampa, Florida             33602
       (Address of principal executive offices)                (zip code)

If this form relates to the registration   If this form relates to the
of a class of securities pursuant to       registration of a class of securities
Section 12(b) of the Exchange Act and is   pursuant to Section 12(g) of the
effective pursuant to General Instruction  Exchange Act and is effective
A.(c), check the following box.            pursuant to General Instruction
( X )                                      A.(d), check the following box.
                                           (  )

Securities Act registration statement file number to which this form relates: N/A
                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                      Name of Each Exchange on Which
    to be so Registered                      Each Class is to be Registered

Common Stock Purchase Rights                 New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

                  The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on April 26, 1999 (the "Original Form 8-A"), as follows:

Item 1:  Description of Registrant's Securities to be Registered

                  Item 1 to the Original Form 8-A is hereby amended by adding to the last paragraph of such Item the following:

                  In connection with the appointment of The Bank of New York to replace EquiServe, L.P. (formally BankBoston N.A.) as rights agent, on February 2, 2004, the registrant amended and restated its Renewed Rights Agreement, dated as of October 21, 1998, between the registrant and BankBoston N.A., to reflect the change of rights agent and to make certain related technical changes. The Amended and Restated Renewed Rights Agreement is dated as of February 2, 2004. The foregoing description is qualified in its entirety by the full text of the Amended and Restated Renewed Rights Agreement, which is attached hereto as
Exhibit 1 and is incorporated herein by reference.

Item 2:  Exhibits

Exhibit No.              Exhibit

      1. Amended and Restated Renewed Rights Agreement, dated as of February 2, 2004, between Teco Energy, Inc. and The Bank of New York, as rights agent.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 23, 2004


                                  TECO ENERGY, INC.


                                  By: /s/ D. E. Schwartz
                                     --------------------------------
                                  Name:  David E. Schwartz
                                  Title: Vice President and Corporate Secretary

                                  EXHIBIT INDEX

Exhibit No.                      Exhibit

      1. Amended and Restated Renewed Rights Agreement, dated as of February 2, 2004, between Teco Energy, Inc. and The Bank of New York, as rights agent.